EXHIBIT 99.1

Press Release

AuthenTec and UPEK Announce Merger

- Combination Creates World’s Largest Provider of Fingerprint Sensor and Identity Management Software
- Announces Key Management and Board of Directors Appointments
- Names Larry Ciaccia as CEO

MELBOURNE, Fla. and EMERYVILLE, Calif., September 7, 2010 – AuthenTec (NASDAQ: AUTH), a leading provider of security, identity management and touch control solutions, and privately-held UPEK, a leading supplier of fingerprint solutions for consumer, business and government applications, announced that the companies have combined, creating the world’s largest provider of fingerprint sensors and identity management software, as well as biometric and embedded security solutions.  AuthenTec will remain headquartered in Melbourne, Florida and will be led by newly named CEO Larry Ciaccia, who previously served as AuthenTec’s President and Chief Operating Officer.

Positioned for Profitability and Growth

This merger establishes AuthenTec as the industry leader with significantly greater scale, an increased customer footprint and broader market diversity, thereby enhancing opportunities for future revenue growth and profitability.  The combined company will benefit from AuthenTec’s leadership position in the PC and wireless markets as well as in embedded security, and from UPEK’s software expertise, presence in the PC and wireless markets and leadership in government biometrics.  AuthenTec will now be able to provide customers a broader portfolio of smart sensor hardware and identity management software as well as embedded security solutions.

“The combination of AuthenTec and UPEK creates the leading provider of security, identity management and touch control solutions with the scale and customer diversity to accelerate the achievement of our growth and profit objectives,” said Larry Ciaccia.  “Together, we are able to achieve enhanced profitability through synergistic cost reductions, gain depth and expertise as an expanded global team advancing our technology and product roadmaps, and add to an unmatched patent portfolio.  By combining with UPEK, we gain a team with a proven track record in biometrics, a large installed base for its Protector SuiteTM software application, a higher margin government biometric business, and a leading position with a top five PC OEM.  We are confident that this merger represents the best interests of our combined base of global customers, employees and shareholders.”

“The UPEK  team is very pleased to join AuthenTec and together continue to build on our leadership in identity management technologies for commercial, consumer and government markets,” said UPEK Chairman and CEO Dr. Ronald Black.  “AuthenTec will now have expanded opportunities in government and PC markets as well as enhanced biometric software expertise and complementary fingerprint sensor/security technology.  The result is a market leader with higher revenue, a more diverse product offering, greater market and customer diversity, and an expanded patent portfolio.”

UPEK had 2009 revenue of $18.0 million and $11.7 million in revenue (unaudited) in the first half of 2010 (ending June 30, 2010).  The combined company is expected to generate in excess of $10.0 million in cost synergies in 2011.  The transaction, on a non-GAAP basis, is expected to be accretive to AuthenTec’s earnings per share by the second quarter of 2011, and the combined company expects to be profitable, on a non-GAAP basis, by the third quarter of 2011.  AuthenTec will have the size, resources and market leadership to execute on its strategy of becoming a solutions provider while accelerating growth in its target markets.   The Company now offers the broadest portfolio of smart sensors for the PC, wireless, access control and government markets, multiple USB fingerprint readers, PC identity management software for enterprises (Protector Suite™) and consumers (TrueSuite®), and a comprehensive embedded security IP portfolio.  With the addition of UPEK patents, AuthenTec further expands its intellectual property to nearly 200 issued and filed U.S. patents, the largest patent portfolio in the industry today.

Terms of the Transaction

Under the terms of the transaction, UPEK’s shares will be exchanged for approximately 5.9 million shares of AuthenTec’s common stock and a convertible promissory note in the aggregate principal amount of $21.6 million that will be satisfied by either the issuance of approximately 8.0 million additional shares of AuthenTec common stock or the repayment of the principal amount of the note by March 1, 2011, subject to a one-time extension of up to 60 days.  Issuance of the additional shares is subject to shareholder approval, and AuthenTec will hold a special meeting of shareholders as soon as reasonably practicable to allow shareholders to vote upon the conversion into AuthenTec shares of the convertible promissory note.  If shareholders approve the conversion, and shares are issued to satisfy the note, UPEK shareholders would own approximately 31% of the combined company. The transaction has been approved by the Boards of Directors of both companies.

Key Management and Board of Directors Appointments

AuthenTec also announced that Larry Ciaccia, President and Chief Operating Officer, has been appointed Chief Executive Officer of the newly combined company.  Mr. Ciaccia has also become a member of AuthenTec’s Board of Directors.  Scott Moody, co-founder of the Company and CEO since its inception, will continue as a member of the Board of Directors.  He will be joined on the AuthenTec Board by two new directors from UPEK, Dr. Ronald Black and Jean Schmitt.  Additionally, AuthenTec announced the appointment of Philip Calamia as interim Chief Financial Officer, effective immediately.  Mr. Calamia has more than 20 years of CFO experience and financial expertise, and is a managing partner in the consultancy firm CFO Navigator.

Mr. Moody commented, “Larry has played a critical leadership role since joining AuthenTec in 2005 and has been instrumental to our re-positioning of the Company.  With this merger announcement the time is right for him to assume the CEO role as AuthenTec takes this important step in its transformation.  I am excited about our prospects going forward as a much bigger company and look forward to supporting Larry and the rest of the management team as we continue to drive value for AuthenTec shareholders and customers.”

“AuthenTec has achieved many significant milestones, including a world record shipment of 60 million fingerprint sensors, and the further expansion into the security market with the acquisition of SafeNet’s embedded security division earlier this year,” said Mr. Ciaccia.  “I look forward to working with our Board of Directors, our management and the rest of our newly expanded team as we continue executing on our business strategies and goals.

“I would like to thank Scott for his vision, dedication and contributions throughout his tenure at AuthenTec – from founding the Company through its venture capital phase and our successful IPO in 2007.  Scott was instrumental in our efforts to transform the Company towards becoming a provider of security, identity management and touch control solutions.  I plan to build and capitalize on these achievements as we execute on our plan to deliver growth and profitability for AuthenTec.”

Signal Hill Updata rendered a fairness opinion to the Board of Directors of AuthenTec in connection with the transaction.

Conference Call:

AuthenTec will host a conference call to discuss the merger and other information that may be material to investors at 8:30 a.m. Eastern Time (ET) today, September 7, 2010.  Investors and analysts may join the conference call by dialing 866-730-5762 and providing the participant pass code 73017788.  International callers may join the teleconference by dialing +1-857-350-1586 and using the same pass code.  A replay of the conference call will be available beginning at 11:30 a.m. ET and will remain available until midnight ET on September 14, 2010. The U.S. replay number is 888-286-8010, with a confirmation code of 16634830.  International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live web cast, an archived version will be made available on AuthenTec's web site.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to enhanced opportunities for future revenue growth and profitability, our ability to benefit from our leadership position in the PC and wireless markets as well as in embedded security, and in UPEK’s software expertise, presence in the PC and wireless markets and leadership in government biometrics, our ability to achieve enhanced profitability through synergistic cost reductions, our expectations regarding cost synergies through 2011, our expectations regarding the acquisition becoming accretive to our earnings on a non-GAAP basis and the timing of our return to profitability, and our ability to execute on our strategy of becoming a solutions provider while accelerating growth in our target markets.  Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: our ability to operate the acquired businesses profitably, our ability to identify and realize on cost-savings synergies within the expected timeframes, the risk that we cannot integrate the acquired businesses successfully or that such integration may be more difficult, time-consuming or costly than expected, customer or employee loss and business disruption following the acquisition, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, our ability to secure design wins for enterprise and consumer laptops and wireless devices, customer design wins materializing into production programs, the timely introduction of new products, the rate at which we increase our activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s or UPEK’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and we undertake no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

UPEK Financial Information

The financial information provided in this press release relating to UPEK’s financial performance and condition for interim periods and dates for 2010 have not been reviewed or audited by our independent registered public accounting firm.  As such, there can be no assurance that actual GAAP and other financial information of UPEK for interim periods in 2010 will not be different than expected. Promptly following closing, we and our independent registered public accounting firm will conduct their review of UPEK’s quarterly results for interim periods in 2010.  We expect to report financial results for UPEK’s first six months ending June 30, 2010 in compliance with our filing requirements under Current Report on Form 8-K.

About AuthenTec

AuthenTec provides security, identity management and touch control solutions for enterprise and consumer applications. The Company's smart sensor products and security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud. AuthenTec's newest generation of TruePrint® smart sensors, TrueSuite® identity management software and TrueProtect™ embedded security products (formerly SafeNet Embedded Security Solutions) provide developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

About UPEK

UPEK, Inc. is the global leader in providing fingerprint solutions that help consumers, businesses, and public agencies manage identities conveniently and securely. UPEK authentication hardware and software are integrated into laptops from four of the world's top five largest PC makers, as well as USB flash drives, external hard disk drives, and mobile phones from leading manufacturers. UPEK's ecosystem of over 100 hardware and software partners enables strong authentication solutions for market verticals including healthcare, banking, education, and government. UPEK offers the only silicon-based fingerprint sensor that is FIPS 201 certified for authentication of millions of US government employees and contractors. UPEK also provides consumer packaged goods including the CES award-winning Eikon Digital Privacy Manager, the only fingerprint reader on the market that supports PCs and Macs. UPEK products make your digital world safe and personal.  For more info, visit www.upek.com.

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Investor Contact:	Media Contact:
Brett Perry	Brent Dietz
Director, Investor Relations	Director of Communications
Shelton Group Investor Relations	AuthenTec
+1-972-239-5119, Ext. 159	+1-321-308-1320
bperry@sheltongroup.com	brent.dietz@authentec.com